Exhibit 1.1

PLACEMENT AGENCY AGREEMENT

July 1, 2005

National Securities Corporation

875 N. Michigan Avenue, Suite 1560

Chicago, IL 60611

Re:          Cardium Therapeutics, Inc.

Ladies and Gentlemen:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which National Securities Corporation, a Washington corporation, registered broker-dealer and a member of the National Association of Securities Dealers, Inc. (“NASD”) (together with its dealers, the “Placement Agent”), shall be engaged by Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), to act as exclusive Placement Agent in connection with the private placement (the “Offering”) of shares (“Shares”) of Carco’s (as hereinafter defined) common stock (“Common Stock”).  The Offering will consist of a minimum of 16,666,666 Shares ($25,000,000 at a purchase price of $1.50 per Share) (the “Minimum Amount”) and a maximum of 33,333,333 Shares ($50,000,000 at a purchase price of $1.50 per Share) (the “Maximum Amount”).  Concurrently with the initial closing of the Offering, a publicly-traded company (“Carco”) will acquire by merger the business of Cardium and, with the proceeds of the Offering, continue the existing operations of Cardium as a publicly-traded company (the “Reverse Merger”).  As part of or in conjunction with the Reverse Merger, Carco will issue shares of its Common Stock to Cardium’s then-existing stockholders and to the investors in the Offering as further described in the Memorandum (as hereinafter defined).  As used in this Agreement, unless the context otherwise requires, the term “Company” refers to Carco and Cardium on a combined basis after giving effect to the Offering and the Reverse Merger.

The purchase price for the Shares will be $1.50 per Share (the “Offering Price”), with a minimum investment of 33,333 Shares; provided, however, that subscriptions in lesser amounts may be accepted in Cardium’s and Placement Agent’s discretion.  The Placement Agent shall not tender to Cardium subscriptions for any persons or entities who do not qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).  The Shares will be offered until the earlier of the time that all Shares offered in the Offering are sold or September 30, 2005 (“Initial Offering Period”), which date may be extended by Cardium and the Placement Agent for up to an additional 60-day period (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”).  The date on which the Offering is terminated shall be referred to as the “Termination Date.”

As consideration for taking lead positions in the Offering, the Company will issue warrants (“Lead Investor Warrants”) to investors who invest at least $1.0 million or more in shares of Common Stock in the Offering.  The Lead Investor Warrants will be exercisable for 10% of the number of Shares purchased by investors who subscribe to $1.0 million or more in Shares and 20% of the number of Shares purchased by investors who subscribe to $2.0 million or more in Shares.  The Lead Investor Warrants will have an exercise price of $1.75 per share and will be exercisable for three (3) years after the applicable Closing.  The shares of Common Stock into which the Lead Investor Warrants are exercisable will be afforded the same registration rights as Shares sold in the Offering.

With respect to the Offering, Cardium shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all of the Shares being offered. It is understood that no sale shall be regarded as effective unless and until accepted by Cardium. Cardium may, in its sole discretion, accept or reject in whole or in part any prospective investment in the Shares or allot to any prospective subscriber less than the number of Shares that such subscriber desires to purchase.  Purchases of Shares may be made by the Placement Agent and its officers, directors, employees and affiliates. All such purchases, together with purchases by officers, directors, employees and affiliates of Cardium, may be used to satisfy the Minimum Amount if the Minimum Amount has not been subscribed for on or before the end of the Offering Period.

The Offering will be made by Cardium solely pursuant to the Memorandum, which at all times will be in form and substance reasonably acceptable to Cardium, the Placement Agent and their respective counsel and contain such legends and other information as Cardium, the Placement Agent and their respective counsel may, from time to time, deem necessary and desirable to be set forth therein.  “Memorandum” as used in this Agreement means Cardium’s Confidential Private Placement Memorandum dated July 1, 2005, inclusive of all annexes, and all amendments, supplements and appendices thereto.

1.             Appointment of Placement Agent.  On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is appointed as exclusive Placement Agent of Cardium during the Offering Period to assist Cardium in finding qualified subscribers for the Offering.  The Placement Agent may sell Shares through other broker-dealers who are NASD members and may reallow all or a portion of the Selling Commissions and warrants it receives to such other broker-dealers.  On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist Cardium in finding subscribers of Shares who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and to complete the Offering.  The Placement Agent has no obligation to purchase any of the Shares.  Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

2.             Representations and Warranties.  The representations and warranties of Cardium contained in this Section 2 are true and correct as of the date of this Agreement.

(a)           Cardium is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Cardium has no subsidiaries and does not have an equity interest in any other firm, partnership, association or other entity.  Cardium is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not, or could not reasonably be expected to, have a material adverse effect on the (i) assets, liabilities, results of operations, condition (financial or otherwise), business or business prospects of Cardium or (ii) ability of Cardium to perform its obligations under this Agreement (“Material Adverse Effect”).

(b)           Cardium has all requisite corporate power and authority to conduct its business as presently conducted and as proposed to be conducted, to enter into and perform its obligations under this Agreement and, immediately prior to the Initial Closing, the agreement of merger that will effect the Reverse Merger (the “Merger Agreement”). Immediately prior to each Closing, the Company will have all requisite corporate power and authority to issue, sell and deliver the Shares, the Placement Agent Warrants (as hereinafter defined) and the Lead Investor Warrants.  Upon due execution and delivery, this Agreement, the Subscription Agreements in the form annexed to the Memorandum (collectively, “Subscription Agreements”), and the Merger Agreement will constitute the valid and binding obligations of Cardium, enforceable against Cardium in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and to general equitable principles and the availability of specific performance. Upon due execution and delivery, the Lead Investor Warrants and the Placement Agent Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(c)           None of the execution and delivery of, or performance by, Cardium under this Agreement or, immediately prior to each Closing, the Subscription Agreements, and the Merger Agreement, will conflict with or violate any material term or provision of, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of Cardium under, any other agreement or other instrument to which Cardium is a party or by which Cardium or its assets is bound, or any term of the charter or by-laws of Cardium, or any license, permit, statute, rule or regulation applicable to Cardium or any of its assets, or any judgment, decree, or order of any court or governmental body having jurisdiction over Cardium. Neither the execution nor the delivery of the Lead Investor Warrants or the Placement Agent Warrants will conflict with or violate any material term or provision of, or will result in the creation or imposition of any lien, charge or other encumbrance upon any of the assets of the Company under, any other agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the charter or by-laws of the Company, or any license, permit, statute, rule or regulation applicable to the Company or any of its assets, or any judgment, decree, or order of any court or governmental body having jurisdiction over the Company.

(d)           None of the Shares and the shares of Common Stock issuable upon exercise of the Lead Investor Warrants and the Placement Agent Warrants will be subject to preemptive or similar rights of any stockholder or security holder of the Company or an adjustment under the anti-dilution or exercise rights of any holders of any outstanding shares of capital stock, options, warrants or other rights to acquire any securities of the Company.

(e)           No consent, authorization or filing of or with any federal court or government authority of the United States is required in connection with the consummation of the transactions contemplated herein, except for required filings with the United States Securities and Exchange Commission (the “SEC”) and applicable “Blue Sky” or state securities commissions relating specifically to the Offering or with applicable state authorities relating specifically to the Reverse Merger.

(f)            The Memorandum as of July 1, 2005 did not, and as of the date of any amendment or supplement thereto will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           The Memorandum has been prepared in conformity in all material respects with all federal law applicable to the Offering and Cardium, and is in compliance with Rule 506 of Regulation D, the Act and the requirements of all other rules and regulations of the SEC relating to offerings of the type contemplated by the Offering, and the applicable state securities laws and the rules and regulations of those jurisdictions in the United States wherein the Placement Agent has informed Cardium the Shares are to be offered and sold.  Cardium has not taken, nor will it take, any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(2) and/or Section 4(6) of the Act.  None of Cardium or, to Cardium’s knowledge, its affiliates, has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Rule 503 of Regulation D.

(h)           Cardium owns its property and assets free and clear of all mortgages, liens, loans, pledges, security interests, claims, equitable interests, charges, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not, or could not reasonably be expected to, materially impair Cardium’s ownership or use of such property or assets.  Cardium is in compliance in all material respects with any leases to which it is a party and, to its knowledge, with respect to any such leases, holds a valid leasehold interest free of any liens, claims, or encumbrances.

(i)            Cardium has authorized and outstanding the capital stock of Cardium as set forth in the Memorandum as of the date set forth therein.  All outstanding shares of capital stock of Cardium are duly authorized, validly issued and outstanding, fully paid and non-assessable.  Except as referred to in the Memorandum: (i) there are no outstanding options, warrants or other rights permitting or requiring Cardium or others to purchase or acquire any shares of capital stock or other equity securities of Cardium or to pay any dividend or make any other distribution in respect thereof; (ii) there are no securities issued or outstanding which are convertible into or exchangeable for shares of capital stock or other equity securities of Cardium and there are no contracts, commitments or understandings to which Cardium is a party, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) no shares of stock or other securities of Cardium are reserved for issuance for any purpose; (iv) there are no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind to which Cardium is a party with respect to the ownership, voting or transfer of shares of stock or other securities of Cardium, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights and (v) no person holds a right to require Cardium to register any securities of Cardium under the Act or to participate in any such registration.  The issued and outstanding shares of capital stock of the Company conform to all statements in relation thereto contained in the Memorandum and the Memorandum describes all material terms and conditions thereof.  All issuances by Cardium of its securities have been registered or were exempt from registration under the Act and any applicable state securities laws.

(j)            The financial statements, together with the related notes, of Cardium included in the Memorandum present fairly in all material respects the financial position of Cardium as of the respective dates specified and the results of its operations and cash flow for the respective periods covered thereby.  Except as set forth in such financial statements or in the Memorandum, Cardium has not incurred any material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions subsequent to April 30, 2005 except in the ordinary course of its business.

(k)           The conduct of business by Cardium as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein Cardium conducts or proposes to conduct such business, except as described in the Memorandum and except such regulation as is applicable to commercial enterprises generally.  Except as described in the Memorandum, Cardium has obtained all requisite licenses, permits and other governmental authorizations to conduct its business as presently conducted, except to the extent the failure to so obtain could not reasonably be expected to have a Material Adverse Effect on Cardium.  Cardium has not received any notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations and orders (including, without limitation, those relating to environmental protection, occupational safety and health, federal securities laws, equal employment opportunity, consumer protection, credit reporting, “truth-in-lending”, and warranties and trade practices) applicable to its business, the violation of, or noncompliance with, which would have a Material Adverse Effect, and Cardium knows of no facts or set of circumstances which would give rise to such a notice.

(l)            Except as set forth in the Memorandum, no default by Cardium or, to the knowledge of Cardium, any other party exists in the due performance under any of the agreements referred to in the Memorandum to which Cardium is a party or to which any of its assets are subject, other than defaults that could not reasonably be expected to have a Material Adverse Effect.

(m)          Except as set forth in the Memorandum, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the knowledge of Cardium, threatened, against Cardium, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to Cardium or such officer or director, could not reasonably be expected to have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the enforceability thereof.

(n)           Cardium is not: (i) in violation of its charter or By-laws; (ii) in default of any indenture, mortgage, deed of trust, note or other agreement or instrument to which Cardium is a party or by which it is or may be bound or to which any of its assets may be subject, the default of which could reasonably be expected to have a Material Adverse Effect; (iii) in violation of any statute, rule or regulation applicable to Cardium, the violation of which would have a Material Adverse Effect; or (iv) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over Cardium and specifically naming Cardium, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(o)           Subsequent to the respective dates as of which information is given in the Memorandum, except as may otherwise be set forth in the Memorandum, there has been no: (i) material adverse change in the financial condition of Cardium; (ii) damage, loss or destruction, whether or not covered by insurance, with respect to any material asset or property of Cardium; or (iii) agreement to permit any of the foregoing.

(p)           Cardium has appropriate casualty and liability insurance coverage, in scope and amounts reasonable and customary for the business as currently conducted.

(q)           Except as disclosed in the Memorandum, as of the date of this Agreement, no current or former stockholder, director, officer or employee of Cardium, nor, to the knowledge of Cardium, any affiliate of any such person is presently, directly or indirectly through his affiliation with any other person or entity, a party to any loan from Cardium or any other transaction (other than as an employee) with Cardium providing for the furnishing of services by, or rental of any personal property from, or otherwise requiring cash payments to any such person.

(r)            Cardium has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and which are due (unless and only to the extent that Cardium has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes or has obtained an extension of the deadline for such filing) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and for which Cardium has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To Cardium’s knowledge, there are no unpaid taxes in any material amount claimed to be due from Cardium by the taxing authority of any jurisdiction, and the officers of Cardium know of no basis for any such claim.  Cardium has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, statue or local tax.  To Cardium’s knowledge, none of Cardium’s tax returns is presently being audited by any taxing authority.

(s)           Neither the sale of the Shares pursuant to the Offering nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, Cardium (a) is not a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) does not engage in any dealings or transactions, or is otherwise associated, with any such person.  Cardium is in compliance with the USA Patriot Act of 2001 (signed into law October 26, 2001).

3.             Placement Agent Compensation.

(a)           As compensation for its services under this Agreement, at each Closing, the Placement Agent will receive (i) a cash fee (the “Selling Commissions”) equal to six percent (6%) of the gross proceeds of the Offering, (ii) a nonaccountable marketing allowance of 2% of the gross proceeds of the Offering to defray marketing expenses (“Marketing Allowance”), and (iii) a management fee of 2% of the gross proceeds of the Offering for providing certain services as lead placement agent (“Management Fee”).

(b)           As additional compensation hereunder, the Placement Agent will be entitled (i) to reimbursement of all reasonable, actual out-of-pocket expenses, including, without limitation, the travel expenditures and fees and expenses of counsel for the Placement Agent in connection with the Offering, but not including any expenses necessary for Placement Agent to remain in compliance with any applicable federal, state or NASD laws, rules or regulations in order to participate in the Offering as a broker-dealer (the “Expense Reimbursement”) and (ii) to receive a five-year warrant to purchase a number of shares of Common Stock equal to 10% of the number of Shares sold in the Offering at an exercise price of $1.50 per share and substantially in the form attached hereto as Exhibit B (“Placement Agent Warrant”); provided however, if the Company receives gross proceeds of more than $45 million in the Offering, then the Placement Agent is entitled to receive warrants to purchase a number of shares of Common Stock equal to 15% of the number of Shares sold in the Offering.  The shares underlying the Placement Agent Warrants shall have the same registration rights as those afforded to investors in the Offering.

(c)           The Company shall also pay to the Placement Agent the Selling Commissions and Placement Agent Warrants with respect to, and based on, any investment by any party (“Post Closing Investor”) introduced to the Company by Placement Agent which invests in the Company at any time prior to the date twelve (12) months after the later to occur of the Termination Date or the Final Closing (as hereinafter defined).  In that regard, the Placement Agent shall provide a written list of all investors that it introduced to the Company within 10 business days of the later to occur of the Termination Date or the Final Closing.

(d)           To the extent there is more than one Closing, payment of the proportional amount of the Selling Commissions, Marketing Allowance and Management Fee will be made out of the proceeds of subscriptions for the Shares sold at each Closing and Placement Agent Warrants shall be issued at each Closing.  Payment of the Expense Reimbursement incurred as of the date of each Closing will be made out of the proceeds of subscriptions for Shares at each Closing.

(e)           Placement Agent agrees and understands that the compensation set forth in Sections 3(a) and 3(b)(ii) is conditioned upon the sale of the Minimum Amount and the satisfaction of the other conditions precedent to the Initial Closing set forth herein and in the Memorandum by the end of the Offering Period and acceptance of said sales by Cardium and that the failure to sell the Minimum Amount or to satisfy such conditions precedent by the end of the Offering Period shall relieve Cardium or any other party of any obligation to pay Placement Agent any such compensation, except as otherwise set forth in Section 11 hereto. No such compensation shall be payable with respect to any subscriptions for Shares that are rejected by Cardium and no such compensation shall be payable to Placement Agent with respect to any sale of Shares unless and until such time as the proceeds thereof are received from the Escrow Account (as hereinafter defined).

4.             Subscription and Closing Procedures.

(a)           Cardium shall cause to be delivered to the Placement Agent copies of the Memorandum and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes the Placement Agent and its agents and employees to use the Memorandum in connection with the sale of the Shares until the Termination Date, and no person or entity is or will be authorized to give any information or make any representations other than those contained in the Memorandum or to use any offering materials other than those contained in the Memorandum in connection with the sale of the Shares.

(b)           Cardium shall make available to the Placement Agent and its representatives such information as may be reasonably requested in making a reasonable investigation of Cardium and its affairs and shall provide access to such employees during normal business hours as shall be reasonably requested by the Placement Agent. The Shares sold in the Offering will be sold pursuant to Subscription Agreements between Cardium and the investors in the Offering in the form annexed to the Memorandum.

(c)           All funds for subscriptions received from the sale of Shares in the Offering will be deposited into the escrow account (the “Escrow Account”) established for such purpose with Signature Bank, New York, New York (the “Escrow Agent”).  All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of the Escrow Agreement by and among Cardium, the Placement Agent and the Escrow Agent.  Cardium will pay all fees related to the establishment and maintenance of the Escrow Account.

(d)           If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, a closing shall be held promptly with respect to the Shares sold (the “Initial Closing”) at the offices of Fisher Thurber LLP, counsel to Cardium or by exchange of documentation by facsimile or email.  To the extent the Maximum Amount is not sold at the Initial Closing, the remaining Shares will continue to be offered and sold until the Termination Date, and the proceeds thereof delivered to the Company at one or more closings as agreed upon by Cardium and Placement Agent, with the final closing

(“Final Closing”) to occur within 10 days from the earlier of the Termination Date or the sale of all Shares offered.  The Initial Closing, the Final Closing and any other interim closing may be referred to herein as a “Closing.” Delivery of payment for the accepted subscriptions for Shares from funds held in the Escrow Account will be made at each Closing against delivery of the Shares by the Company.  Executed certificates for the Common Stock, Lead Investor Warrants and the Placement Agent Warrants will be in such authorized denominations and, with respect to investors located by the Placement Agent, will be registered in such names as the Placement Agent may request and will be made available to the Placement Agent for checking and packaging at the Placement Agent’s office at each Closing or within five (5) business days following a Closing.

(e)           If subscriptions for the Minimum Amount have not been received and accepted by Cardium on or before the Termination Date for any reason, the Offering will be terminated, no Shares will be sold, and the Escrow Agent will, at the request of Cardium and the Placement Agent, cause all monies received from subscribers and deposited in the Escrow Account to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5.             Further Covenants.  Cardium hereby covenants and agrees that:

(a)           Except upon prior written notice to the Placement Agent, neither Cardium nor the Company shall, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing date with the same force and effect as if such representations and warranties had been made on and as of each such date.

(b)           If, at any time prior to the Final Closing, any event shall occur that causes a Material Adverse Effect or as a result of which it becomes necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, either Cardium or the Company, as applicable, will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request.  Neither Cardium nor the Company will at any time before the Final Closing prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws.  As soon as Cardium or the Company is advised thereof, Cardium or the Company, as applicable, will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and Cardium and the Company, as applicable, will use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)           Subject to Placement Agent’s actions and the actions of others in connection with the Offering, Cardium and the Company shall comply with the Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which Placement Agent’s Blue Sky counsel has advised the Placement Agent, Cardium and/or the Company that the Shares are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Shares, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required.

(d)           Cardium shall use best efforts to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by Cardium and the Placement Agent, and Cardium will make or cause to be made such applications and furnish information as may be required for such purposes, provided that Cardium will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process.  Cardium or the Company, as applicable, will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e)           The Company shall place a legend on the certificates representing the Shares, Lead Investor Warrants and the Placement Agent Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f)            The Company shall apply the net proceeds from the sale of the Shares for the purposes as described under the “Use of Proceeds” section of the Memorandum.  Except as set forth in the Memorandum, the net proceeds of the Offering shall not be used to repay indebtedness, without the prior written consent of the Placement Agent, not to be unreasonably withheld or delayed.

(g)           During the Offering Period, Cardium or the Company, as applicable, shall afford each prospective purchaser of Shares the opportunity to ask questions of and receive answers from an officer of Cardium or the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum to the extent it possesses such information or can acquire it without unreasonable expense.

(h)           The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares and the Placement Agent Warrants and will also pay the Company’s own expenses for accounting fees, legal fees, and other costs involved with the Offering.  The Company will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.  In addition, the Company will pay all reasonable filing fees, costs and legal fees for

Blue Sky services and related filings and expenses of counsel of which $6,000 ($3,500 on account of legal fees and $2,500 on account of filings fees), shall be paid upon delivery to the Placement Agent of the first draft of the Memorandum with respect to Blue Sky qualifications.  The Blue Sky filings shall be prepared by the Placement Agent’s Blue Sky counsel and all Blue Sky filing fees shall be paid by the Company prior to any filing.    All other fees and expenses of Blue Sky counsel shall be payable at the Closing.  Further, as promptly as practicable after the Closing, the Company shall prepare, at its own expense, velobound “closing binders” relating to the Offering and will distribute such binders to the individuals designated by counsel to the Placement Agent.  Lastly, upon filing of the registration statement relating to the resale of the Shares and Shares underlying the Lead Investor Warrants and the Placement Agent Warrants per the terms set forth in the Memorandum, the Company will pay all filing fees, costs and reasonable legal fees in connection with the Placement Agent’s NASD Rule 2710 filing to be prepared by the Placement Agent’s counsel.

(i)            Except with the prior written consent of the Placement Agent, not to be unreasonably withheld or delayed, and except as contemplated by the Memorandum, the Company shall not, at any time prior to the Final Closing, engage in or commit to engage in any transaction outside the ordinary course of business or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as contemplated by the Memorandum or outside of the ordinary course of business incur any material indebtedness in excess of $25,000 (not including legal fees or other expenses of the Offering) or dispose of any material assets or make any material acquisition or change in its business or operations.

(j)            Until the Termination Date, neither the Company nor any person or entity acting on its behalf will negotiate with any other placement agent or underwriter with respect to a private or public offering of the Company’s or any subsidiary’s debt or equity securities.  Neither the Company nor anyone acting on its behalf will, until the Termination Date, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Shares from, or otherwise approach or negotiate in respect thereof with, any other person.

(k)           At the Initial Closing, the Company will execute and deliver to the Placement Agent the signed employment agreements of Christopher J. Reinhard and Tyler M. Dylan on substantially the terms described in the Memorandum.

(l)            For a period of two (2) years from the Final Closing, in the event that no employee or representative of the Placement Agent, or one of its related parties, is a member of the Board of Directors, the Placement Agent shall be entitled to appoint one observer to attend meetings of the Board of Directors (subject to exclusion with respect to any matter in which it would present, in the reasonable opinion of the Board of Directors, a conflict of interest for such observer to participate in a Board of Directors discussion with respect to such matter).  Placement Agent shall provide the Company prior written notice of the identity of the observer and each such observer shall be required to execute a confidentiality agreement reasonably acceptable to the Company.

(m)          For a period of two (2) years from the Final Closing, the Company will utilize the Placement Agent for any brokerage activities that it conducts with respect to the purchase and sale of public company securities at rates to be mutually agreed to by the parties.

(n)           If the Company executes a letter of intent to conduct a Control Transaction (as hereinafter defined) or consummates a Control Transaction with any party (irrespective of whether the Placement Agent introduced such person to the Company) prior to the earlier of the Final Closing and the Termination Date, then, the Company shall pay the Placement Agent a cash fee of 2% of the Control Transaction Consideration received upon the closing of such Control Transaction.  In addition, in the event the Company executes a letter of intent to conduct a Control Transaction or consummates a Control Transaction following the Final Closing or within one year thereafter with a third party introduced to the Company as a result of the efforts of the Placement Agent, then the Company shall pay the Placement Agent a cash fee of 2% of the Control Transaction Consideration received upon the closing of such Control Transaction, provided that, to the extent requested by the Company, the Placement Agent shall be required to provide customary financial advisory services in connection with such Control Transaction in consideration for such cash fee. For purposes hereof, a “Control Transaction” shall mean any transaction or series or combination of transactions, whereby, directly or indirectly, control of, or a majority interest in, the Company or all or substantially all of its businesses, assets or properties, is sold, leased or otherwise transferred, including, without limitation, a sale or exchange of capital stock or assets, a lease of assets with or without a purchase option, a merger or consolidation, a leveraged buy-out, a restructuring, a recapitalization, a repurchase of capital stock, an extraordinary dividend or distribution (whether cash, property, securities or a combination thereof), a liquidation, the formation of a joint venture or partnership or any other similar transaction; provided, however, that the Reverse Merger shall not constitute a Control Transaction hereunder. In the case of a tender or exchange offer or a multi-step transaction which contemplates the acquisition of more than 50% of the Company’s outstanding voting stock, a transaction shall be deemed to have been consummated upon the acquisition of more than 50% of the Company’s outstanding voting power or the ability to elect a majority of the Company’s Board of Directors.  For purposes hereof, Control Transaction Consideration shall mean the total value of all cash, securities, other property and any other consideration, including, without limitation, any contingent, earned or other consideration paid or payable, directly or indirectly, to the Company or holders of its securities in connection with a transaction.  Control Transaction Consideration shall also be deemed to include any indebtedness, including, without limitation, pension liabilities, guarantees and other obligations assumed, directly or indirectly, in connection with, or which survives the closing of, a Control Transaction.

(o)           Effective with the Initial Closing, the Placement Agent shall have a right of first refusal (“Right of First Refusal”) to act as lead placement agent on any subsequent private placement of the Company’s securities or as lead managing underwriter on any subsequent public offering of the Company’s securities (or the Company shall use commercial reasonable efforts to have Placement Agent selected as co-managing underwriter with a “major bracket” underwriter (as such term is commonly understood in the investment banking community) reasonably acceptable to the Company) for a period of twenty four (24) months following the Final Closing.  Such Right of First Refusal shall mean that the Placement Agent will have the right to act as the Company’s investment banker in any such financing if the

Placement Agent is prepared to proceed with such transaction on terms that are then comparable to those being offered by other investment banking firms to similarly situated companies.  The Right of First Refusal Agreement shall also provide that the Company may repurchase this right of first refusal by paying the Placement Agent $100,000 in cash and registering any shares of Common Stock owned by the Placement Agent at such time as the Company effects such repurchase.

6.             Conditions of Placement Agent’s Obligations.  The obligations of the Placement Agent hereunder to effect the Closing are subject to the fulfillment, at or before the Closing, of the following additional conditions:

(a)           Each of the representations and warranties of the Company shall be true and correct in all material respects when made on and as of the Closing date as though made on and as of the Closing, except as to representations and warranties made as of a specific date.

(b)           The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing.

(c)           No order suspending the use of the Memorandum or enjoining the Offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company’s knowledge, be contemplated or threatened.

(d)           The Placement Agent shall have received a certificate of the President and Chief Executive Officer of the Company, dated as of the Closing date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) above.

(e)           Cardium, Carco or the Company, as applicable, shall have delivered to the Placement Agent: (i) a good standing certificate dated as of a date within 10 days prior to the Closing date from the secretary of state of its jurisdiction of incorporation and each jurisdiction in which Cardium, Carco or the Company, as applicable, is qualified to do business as a foreign corporation; and (ii) resolutions of Cardium’s, Carco’s and the Company’s, as applicable, Board of Directors approving this Agreement and the transactions and agreements contemplated by this Agreement, the Merger Agreement and the Memorandum, certified by the President and Chief Executive Officer of Cardium, Carco and the Company, as applicable, and (iii) resolutions of Cardium’s and Carco’s shareholders approving the Merger Agreement and the transactions and agreements contemplated by the Merger Agreement.

(f)            At each Closing, the Company shall pay to the Placement Agent the Selling Commissions, Marketing Allowance, Management Fee and the Expense Reimbursement and shall issue the Placement Agent Warrants.

(g)           Cardium shall deliver to the Placement Agent a signed opinion of Fisher Thurber LLP, counsel to Cardium, dated as of the Closing date, in the form and substance annexed hereto as Exhibit A.

(h)           All proceedings taken at or prior to the Closing in connection with the authorization, issuance and sale of the Shares, the Lead Investor Warrants and the Placement Agent Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(i)            Lock-up agreements with all of the Company’s executive officers, directors and employees, in form and substance reasonably acceptable to the Placement Agent and consistent with the terms set forth in the Memorandum, shall have been executed and delivered to the Placement Agent.

(j)            The Merger Agreement, which includes language pursuant to which the representations, warranties and covenants of Carco as contained therein, are made in favor of the Placement Agent, shall have been consummated.

(k)           An agreement with Schering AG (Germany) and/or its affiliates, regarding the acquisition of its portfolio of cardiovascular growth factor therapeutic assets (the “Schering Transaction”), shall have been consummated or is consummated concurrently with the Initial Closing.

(l)            A Registration Rights Agreement covering the shares issuable upon exercise of the Placement Agent Warrants substantively equivalent to the registration rights granted to the investors in the Offering shall be executed and delivered by the Company.

7.             Representation and Warranties of the Placement Agent; Covenants of the Placement Agent. Placement Agent hereby represents, warrants and covenants to Cardium and the Company as of the date hereof and as of each Closing the following:

(a)           The Placement Agent is, and will be during the term of this Agreement, a duly registered broker-dealer pursuant to the Exchange Act and any applicable state statute and a member in good standing of the NASD. This Agreement has been duly authorized, executed and delivered by the Placement Agent and is a valid and binding agreement on its part. The Placement Agent is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(b)           The Placement Agent shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D in connection with the Offering, or take any action that might reasonably be expected to jeopardize the availability for the Offering of the exemption from registration provided by Rule 506 under Regulation D.  The Placement Agent shall comply with all laws in effect in any jurisdiction in which securities of the Company are offered by it and the rules, regulations and orders of any securities administrator existing or adopted thereunder, including without limitation, the Act, the Exchange Act and the rules and regulations thereunder, applicable state law and applicable rules and regulations of the NASD.

(c)           The Placement Agent will make no agreement with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(d)           The consummation of the transactions contemplated herein will not result in a breach or violation of any material order, rule or regulation directed to Placement Agent by any court or any federal or state regulatory body or administrative agency having jurisdiction over Placement Agent or its affiliates.

(e)           The Placement Agent will comply in all material respects with the subscription procedures and distribution plan set forth herein and in the Memorandum.

(f)            Upon request, Placement Agent will furnish to Cardium or the Company a complete list of all persons who have been offered Shares and such persons’ places of residence.

(g)           Neither Placement Agent nor any of its agents or representatives will make any representations or provide any information to any prospective investor other than as contained in the Memorandum, or allow any other written materials to be used to describe the potential investment to prospective investors other than the Memorandum.

(h)           Placement Agent will promptly notify Cardium or the Company of any circumstance or fact that causes Placement Agent to believe any information supplied by prospective investors in their subscription materials may be false.

(i)            The Placement Agent will limit the offering of the Shares to persons whom Placement Agent has reasonable grounds to believe, and in fact believes, meet the financial suitability and other investor suitability requirements set forth in the Memorandum under “Who May Invest” and will provide each prospective investor that Placement Agent solicits to acquire Shares with a copy of the Memorandum, and all appendices, amendments and supplements thereto during the course of the Offering and before sale.

(j)            Placement Agent will serve in a “reasonable efforts” capacity in the offering, sale and distribution of the Shares. Placement Agent may offer the Shares as an agent, but all sales shall be made by Cardium or the Company acting through Placement Agent as an agent and not by Placement Agent as a principal.  Placement Agent shall have no authority to appoint any person or other entity as an agent or sub-agent of Cardium or the Company.

(k)           To the extent the Placement Agent utilizes selected dealers in its marketing efforts, such dealers shall be NASD members and the Placement Agent shall enter into selected dealer agreements with such persons which include covenants to the effect that such persons agree to be bound by and to comply with the terms, conditions, and covenants as they apply to Placement Agent as contained in Sections 7 and 8 of this Agreement.

(l)            In the event Placement Agent receives any funds from prospective investors for Shares, Placement Agent shall promptly transmit such funds to the Escrow Agent for deposit in the Escrow Account.

8.             Confidentiality.  In the course of its services under this Agreement, the Placement Agent will have access to Confidential Information (as defined below) concerning Cardium, Carco and the Company.  The Placement Agent agrees that all Confidential Information will be treated by the Placement Agent as confidential in all respects.  The Placement Agent hereby agrees that it and its dealers, affiliates and representatives shall: (i) use the Confidential Information solely for the purposes of its engagement hereunder; and (ii) not disclose any Confidential Information to any other party except to those Placement Agent representatives who need to know such information for the purposes of the Placement Agent’s engagement hereunder and who have been advised of such confidentiality restrictions.  The term “Confidential Information” shall mean all information, whether written or oral, which is or has been disclosed by Cardium, Carco or the Company or their respective affiliates, agents or representatives to the Placement Agent or any of its representatives in connection with the Offering and the transactions contemplated hereby, which is not in the public domain, but shall not include: (i) information which is publicly disclosed other than by the Placement Agent in violation of this Agreement; (ii) information which is obtained by the Placement Agent from a third party that (x) has not violated, or obtained such information in violation of, any obligation to Cardium, Carco or the Company or their respective affiliates with respect to such information, and (y) does not require the Placement Agent to refrain from disclosing such information; and (iii) information which is required to be disclosed by the Placement Agent or its outside counsel under compulsion of law (whether by oral question, interrogatory, subpoena, civil investigative demand or otherwise) or by order of any court or governmental or regulatory body to whose supervisory authority the Placement Agent is subject; provided that, in such circumstance, the Placement Agent will give Cardium or the Company, as applicable, prior written notice within one day of Placement Agent’s knowledge or determination of such requirement of disclosure and cooperate with Cardium or the Company to minimize the scope of any such disclosure.  The Placement Agent’s obligation under this section shall continue after the date of expiration, termination or completion of this Agreement or the Placement Agent’s engagement hereunder.

9.             Indemnification.

(a)           Cardium and the Company jointly and severally will: (i) indemnify and hold harmless the Placement Agent, its agents and their respective officers, directors, employees, selected dealers and each person, if any, who controls the Placement Agent within the meaning of the Act and such agents (each an “Indemnitee” or a “Placement Agent Party”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the offer and sale of the Shares, and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted exclusively from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company by an Indemnitee specifically for use in the Memorandum, (B) any violations by an Indemnitee of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates, (C) a breach by an Indemnitee of any representation, warranty or covenant of this Agreement or (D) the gross negligence, willful misconduct, or bad faith of an Indemnitee.  In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent.  The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have.

(b)           The Placement Agent will indemnify and hold harmless Cardium, the Company, and their respective officers, directors, agents, employees and each person, if any, who controls Cardium and/or the Company within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which Cardium or the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of Cardium, the Company, any of their respective officers, directors, agents, employees, any person who controls Cardium or the Company within the meaning of the Act or any third party, insofar as such losses, claims, damages or liabilities are finally judicially determined to have resulted primarily from (A) any untrue statement or alleged untrue statement of any material fact contained in the Memorandum but only with reference to information contained in the Memorandum furnished in writing to Cardium by a Placement Agent Party specifically for use in the Memorandum, (B) a material breach by an Indemnitee of a representation, warranty or covenant set forth in Sections 7(b), 7(c), 7(e), 7(g), and 7(i) of this Agreement, (C) the Placement Agent’s or its selected dealer(s)’ violation of the Act or state securities laws which was not caused by a violation thereof by the Company, or (D) the gross negligence, willful misconduct, or bad faith of an Indemnitee.  The foregoing indemnity agreements will be in addition to any liability which the Placement Agent may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnified party under this Section 9, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 9 unless the indemnifying party has been substantially prejudiced by such omission.  The indemnifying party will have the right, at its option, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party, which consent shall not be unreasonably withheld.  The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing the indemnified party, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party.  No settlement of any Action against an indemnified party will be made without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party, unless such settlement includes an unconditional release of such indemnified party from all liability arising or that may arise out of such Action.  No indemnified party shall settle any Action for which indemnification may be sought by him or it hereunder without the prior written consent of the indemnifying party.

10.           Contribution.  To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 9 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total compensation received by the Placement Agent.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission.  The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 10.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10.  Anything in this Section 10 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent.  This Section 10 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

11.           Termination.

(a)           This Agreement may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations or warranties of the Company contained herein or in the Memorandum shall prove to have been false or misleading in any material respect when made or deemed made and which results in a Material Adverse Effect in the sole and reasonable discretion of the Placement Agent; (ii) the Company shall have failed to perform any of its material obligations hereunder and such failure cannot be cured by Company within a reasonable period of time after receipt by the Company from Placement Agent of notice of the occurrence of such failure; (iii) the Placement Agent shall determine in good faith that it is reasonably likely that any of the conditions to Closing set forth herein will not or cannot be satisfied prior to the expiration of the Offering Period (other than Placement Agent’s inability to sell the Minimum Amount that is not otherwise a result of the failed satisfaction of such condition or Placement Agent’s inability to timely identify a public company acceptable to Company, in its sole discretion, with which to consummate the Reverse Merger); or (iv) there shall occur any event which materially and adversely affects the transactions contemplated hereby not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Placement Agent.  In the event of any such termination occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Company described in clauses (i), (ii), (iii) or (iv) above, the Placement Agent shall be entitled to receive, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) all unpaid Selling Commissions, Marketing Allowance and Management Fee earned through the date of termination of this Agreement by Placement Agent based upon the amount of funds then in escrow, (B) the full amount of the unpaid Expense Reimbursement, and (C) the amounts that may become payable thereafter as a result of purchases of the Company’s securities by Post-Closing Investors in accordance with the terms of Section 3(c) above.

(b)           Cardium may terminate this Agreement at any time prior to the expiration of the Offering Period in the event: (i) any of the representations or warranties of the Placement Agent contained herein shall prove to have been false or misleading in any material respect when made or deemed made; (ii) the Placement Agent shall have failed to perform any of its material obligations hereunder and such failure cannot be cured by Placement Agent within a reasonable period of time after receipt by the Placement Agent from the Company of notice of the occurrence of such failure; (iii) there shall occur any event described in Section 11(a)(iv) above not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Company; or (iv) of the gross negligence, bad faith, or willful misconduct of the

Placement Agent or its agents or representatives.  In the event of any termination by the Company pursuant to clause (iii) above, the Placement Agent shall be entitled to the Expense Reimbursement accrued through the Expiration Date and the amounts that may become payable thereafter as a result of purchases of the Company’s securities by Post-Closing Investors in accordance with the terms of Section 3(c) above. In the event of any termination by the Company pursuant to clause (i) or (ii) above, the Placement Agent shall be entitled to the amounts that may become payable thereafter as a result of purchases of the Company’s securities by Post-Closing Investors in accordance with the terms of Section 3(c) above.

12.           Survival.  The provisions of Sections 3(c), 5(n), 8, 9, 10, 11, 12, 13, 14, 15, 16 and 17 shall survive any termination hereunder.

13.           Notices.  All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to National Securities Corporation, 875 N. Michigan Avenue, Suite 1560, Chicago, IL 60611 telefax number (312) 751-0769 with a copy to Littman Krooks LLP, 655 Third Avenue, 20th Floor, New York, NY  10017, Attn: Steven D. Uslaner, Esq., telefax number (212) 490-2990, and if sent to Cardium or the Company, will be mailed, delivered or telefaxed and confirmed to Cardium Therapeutics, Inc.,  11622 El Camino Real, San Diego, CA 92130, telefax number  (858) 794-3430, with a copy to Fisher Thurber LLP, 4225 Executive Square, Suite 1600, La Jolla, CA 92307, Attn: David A. Fisher, Esq., telefax number (858) 535-1616.

14.  Governing Law, Jurisdiction.  This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York without regard to principles of conflicts of law thereof.  Any and all disputes, controversies or claims arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be finally and exclusively resolved by arbitration in accordance with the Arbitration Rules of the American Arbitration Association (“AAA”) as at present in force. The arbitration shall take place in New York City, the State of New York. The parties hereby submit themselves to the exclusive jurisdiction of the arbitration tribunal in the City of New York, the State of New York under the auspices of AAA. To the extent permitted by law, the award of the arbitrators may include, without limitation, one or more of the following: a monetary award, a declaration of rights, an order of specific performance, an injunction, reformation of the contract. The decision of the arbitrators shall be final and binding upon the parties hereto, and judgment on the award may be entered in any court having jurisdiction over the subject matter thereof. The cash expenses of the arbitration (including without limitation reasonable fees and expenses of counsel, experts and consultants) shall be borne by the party against whom the decision of the arbitrators is rendered; provided that if a party prevails only partially, such party shall be entitled to be reimbursed for such costs and expenses in the proportion that the dollar amount successfully claimed by the prevailing party bears to the aggregate dollar amount claimed.

15.           Miscellaneous.  No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.  Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder.  Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby.  No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

16.           Entire Agreement; Severability.  This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

17.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[Signatures on following page.]

If the foregoing is in accordance with your understanding of the agreement between Cardium and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement between Cardium and the Placement Agent in accordance with its terms.

CARDIUM THERAPEUTICS, INC.,
a Delaware corporation

		By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard,
Chief Executive Officer and President

Accepted and agreed to this
1st day of July, 2005:

NATIONAL SECURITIES CORPORATION

By:	/s/ Brian Friedman
Brian Friedman,
Director Corporate Finance